Exhibit 99.1

Havertys Furniture Reports Operating Results for Third Quarter 2026

Atlanta, Georgia, November 4, 2026 – Haverty Furniture Companies, Inc. (NYSE: HVT and HVT.A), today reported operating results for the third quarter ended September 30, 2026.

Third Quarter 2026 versus Third Quarter 2025:

•Diluted earnings per common share (“EPS”) of $0.39 versus $0.28.
•Consolidated sales increased 4.5% to $203.2 million.
•Comparable store sales increased 4.1%.
•Gross profit margin was 62.3% compared to 60.3%.
•Excluding the impact of approximately $3.2 million in IEEPA tariff refunds, gross margin was 60.7% in 2026 compared to 60.3% in 2025.

Steven G. Burdette, President and CEO said, "Our team delivered another quarter of growth, extending our positive momentum in written and delivered comp-store sales against tougher year-over-year comparisons. We did so while navigating a soft housing market, higher fuel prices, higher interest rates, continued geopolitical issues, and rising input costs. Gross profit margin was 62.3%, including approximately $3.2 million of IEEPA tariff refunds, and remained strong at 60.7%, excluding those refunds.

We are energized by our five store openings in the fourth quarter, highlighted by our entry into Pittsburgh, Pennsylvania, our 18th state. Growing to 133 stores by year end, while continuing to invest in our people, our products, our design service, and our customers' experience, reflects both our financial strength and our team’s consistent execution of our long-term growth strategy.

As we close out the year, we remain focused on what matters most: executing with discipline and creating long-term value for our team members and shareholders.”

NEWS RELEASE – November 4, 2026        Page 2
Third Quarter ended September 30, 2026 Compared to Same Period of 2025
•Total sales up 4.5%, comp-store sales up 4.1% for the quarter. Total written business increased 2.8% and comp-store written business increased 2.3% for the quarter.
•Design consultants accounted for 34.6% of written business in 2026 and 34.2% in 2025.
•Gross profit margins increased to 62.3% in 2026 from 60.3% in 2025.
•SG&A expenses were 58.6% of sales versus 57.8% and increased $6.7 million. The primary drivers of this change are:
◦increase in selling expense of $1.8 million primarily due to higher sales commissions and third-party credit costs
◦increase in administrative expenses of $4.1 million, driven primarily by stock-based compensation expense subject to accelerated recognition during the quarter, and higher performance-based incentive compensation and group insurance costs.

Balance Sheet and Cash Flow for the Nine Months Ended September 30, 2026
•Cash, cash equivalents, and restricted cash equivalents at September 30, 2026 were $127.0 million.
•Invested $23.0 million in capital expenditures.
•Purchased approximately 723,000 shares of common stock for $16.6 million.
•Paid $15.8 million in quarterly cash dividends.
•No debt outstanding at September 30, 2026, and credit availability of $100 million.

Expectations and Other
•Our 2026 guidance includes tariffs currently in effect as of November 4, 2026 but excludes future IEEPA tariff refunds that may be received for indirectly sourced products. We are actively monitoring tariff developments to manage our exposure and minimize the effects on our business.
•Our expectations for gross profit margins for 2026 are between 61.3% to 61.5%, an increase from our previous guidance due to the receipt of IEEPA tariff refunds. Gross profit margins fluctuate quarter to quarter in relation to our promotional cadence.
•Fixed and discretionary expenses within SG&A for the full year of 2026 are expected to be in the $307.0 to $309.0 million range, unchanged from our previous guidance.
•Variable SG&A expenses for the full year of 2026 are anticipated to be in the 19.2% to 19.4% range, an increase from our previous guidance due to higher delivery, transportation, and third-party credit costs.
•Our effective tax rate for 2026 is expected to be 26.0%, excluding the impact from discrete items and any new tax legislation.
•Planned capital expenditures for the full year of 2026 are approximately $34.0 million, unchanged from our previous guidance.

NEWS RELEASE – November 4, 2026        Page 3
Key Results
(amounts in millions, except per share amounts)

Results of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Sales	$203.2	$194.5	$587.1	$557.1
Gross Profit	126.6	117.3	362.5	338.4
Gross profit as a % of sales	62.3%	60.3%	61.7%	60.8%

SGA
Variable	39.3	36.4	113.2	103.5
Fixed	79.8	75.9	230.3	223.4
Total	119.1	112.3	343.5	326.9
SGA as a % of sales
Variable	19.3%	18.7%	19.3%	18.6%
Fixed	39.3%	39.1%	39.2%	40.1%
Total	58.6%	57.8%	58.5%	58.7%

Pre-tax income	8.6	6.4	21.9	16.0
Pre-tax income as a % of sales	4.2%	3.3%	3.7%	2.9%
Net income	6.3	4.7	15.9	11.2
Net income as a % of sales	3.1%	2.4%	2.7%	2.0%

Diluted earnings per share (“EPS”)	$0.39	$0.28	$0.97	$0.68

Other Financial and Operations Data
	Nine Months Ended September 30,
	2026	2025
EBITDA (in millions)(1)	$37.5	$30.0
Sales per square foot	$178	$164
Average ticket	$3,838	$3,459

Liquidity Measures
	Nine Months Ended September 30,			Nine Months Ended September 30,
Free Cash Flow (1)	2026	2025	Cash Returns to Shareholders	2026	2025
Operating cash flow	$52.4	$45.3	Share repurchases	$16.6	$2.0
			Dividends	15.8	15.5
Capital expenditures	(23.0)	(15.3)	Cash returns to shareholders	$32.4	$17.5
Free cash flow	$29.4	$30.0

Cash at period end	$127.0	$137.0

(1)See the reconciliation of the non-GAAP metrics at the end of the release.

NEWS RELEASE – November 4, 2026        Page 4
HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net sales	$203,153	$194,484	$587,144	$557,076
Cost of goods sold (exclusive of depreciation and amortization)	76,568	77,220	224,611	218,627
Gross profit	126,585	117,264	362,533	338,449

Expenses:
Selling, general and administrative	119,030	112,329	343,469	326,864
Other (income) expense, net	(20)	(348)	1	(571)
Total expenses	119,010	111,981	343,470	326,293

Income before interest and income taxes	7,575	5,283	19,063	12,156
Interest income, net	983	1,142	2,872	3,888

Income before income taxes	8,558	6,425	21,935	16,044
Income tax expense	2,222	1,696	6,032	4,848
Net income	$6,336	$4,729	$15,903	$11,196

Basic earnings per share:
Common Stock	$0.41	$0.29	$1.00	$0.69
Class A Common Stock	$0.38	$0.27	$0.94	$0.64

Diluted earnings per share:
Common Stock	$0.39	$0.28	$0.97	$0.68
Class A Common Stock	$0.38	$0.27	$0.94	$0.64

Cash dividends per share:
Common Stock	$0.33	$0.32	$0.99	$0.96
Class A Common Stock	$0.31	$0.30	$0.93	$0.90

NEWS RELEASE – November 4, 2026        Page 5
HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands)	September 30, 2026	December 31, 2025	September 30, 2025

Assets
Current assets
Cash and cash equivalents	$120,321	$125,325	$130,495
Restricted cash and cash equivalents	6,724	6,547	6,482
Inventories	86,674	96,155	92,406
Prepaid expenses	13,399	10,236	12,469
Other current assets	11,236	11,064	8,935
Total current assets	238,354	249,327	250,787
Property and equipment, net	182,808	177,207	179,611
Right-of-use lease assets	205,809	190,586	186,811
Deferred income taxes	21,105	19,301	18,051
Other assets	13,756	12,631	16,449
Total assets	$661,832	$649,052	$651,709
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,296	$15,447	$19,904
Customer deposits	46,232	35,504	43,855
Accrued liabilities	43,883	46,531	42,633
Current lease liabilities	36,330	35,967	36,938
Total current liabilities	140,741	133,449	143,330
Noncurrent lease liabilities	197,308	180,450	174,906
Other liabilities	25,146	27,224	27,446
Total liabilities	363,195	341,123	345,682

Stockholders’ equity	298,637	307,929	306,027
Total liabilities and stockholders’ equity	$661,832	$649,052	$651,709

NEWS RELEASE – November 4, 2026        Page 6
HAVERTY FURNITURE COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(In thousands)	Nine Months Ended September 30,
	2026	2025
Cash Flows from Operating Activities:
Net income	$15,903	$11,196
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,403	17,825
Share-based compensation expense	7,843	5,594
Other	(476)	107
Changes in operating assets and liabilities:
Inventories	9,481	(8,987)
Customer deposits	10,728	3,122
Other assets and liabilities	(4,543)	8,087
Accounts payable and accrued liabilities	(4,979)	8,341
Net cash provided by operating activities	52,360	45,285

Cash Flows from Investing Activities:
Capital expenditures	(22,953)	(15,277)
Proceeds from sale of land, property, and equipment	68	73
Net cash used in investing activities	(22,885)	(15,204)

Cash Flows from Financing Activities:
Dividends paid	(15,750)	(15,534)
Common stock repurchased	(16,568)	(2,000)
Taxes on vested restricted shares	(1,984)	(1,884)
Net cash used in financing activities	(34,302)	(19,418)

Change in cash, cash equivalents, and restricted cash equivalents during the period	(4,827)	10,663
Cash, cash equivalents, and restricted cash equivalents at beginning of period	131,872	126,314
Cash, cash equivalents, and restricted cash equivalents at end of period	$127,045	$136,977

NEWS RELEASE – November 4, 2026        Page 7

GAAP to Non-GAAP Reconciliation
We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that EBITDA and free cash flow(1) are meaningful measures to share with investors as useful information on our operating results and to provide additional information with respect to key metrics used by management in its financial and operational decision making.

Additionally, the company presents gross profit margin, excluding the impact of IEEPA tariff refunds and LIFO, consolidated adjusted net income, and adjusted diluted EPS. We believe these non-GAAP measures provide investors with useful supplemental information because they enhance the comparability of the Company's results across periods and more closely align with the metrics management uses to evaluate the performance of its core operations, to conduct internal planning and budgeting, and to make operating decisions. These measures are not intended to be considered in isolation or as a substitute for, or superior to, the most directly comparable GAAP measures, and the Company's presentation may differ from similarly titled measures used by other companies.

(1) See the reconciliation of free cash flow in the Key Results section of the release.

Reconciliation of GAAP measures to EBITDA

	Nine Months Ended September 30,
(in thousands)	2026	2025
Income before income taxes, as reported	$21,935	$16,044
Interest income, net	(2,872)	(3,888)
Depreciation and amortization	18,403	17,825
EBITDA	$37,466	$29,981

Gross profit margin, excluding the impact of IEEPA tariff refunds

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net sales	$203,153	$194,484	$587,144	$557,076
Cost of goods sold	76,568	77,220	224,611	218,627
Gross profit	$126,585	$117,264	$362,533	$338,449
IEEPA Tariff Refund Adjustment	(3,188)	—	(4,684)	—
Gross Profit, excluding the impact of tariff refunds	$123,397	$117,264	$357,849	$338,449
Gross Profit Margin, excluding the impact of tariff refunds	60.7%	60.3%	60.9%	60.8%

NEWS RELEASE – November 4, 2026        Page 8
Gross profit margin, excluding the impact of IEEPA tariff refunds and LIFO

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net sales	$203,153	$194,484	$587,144	$557,076
Cost of goods sold	76,568	77,220	224,611	218,627
Gross profit	$126,585	$117,264	$362,533	$338,449
IEEPA Tariff Refund Adjustment	(3,188)	—	(4,684)	—
LIFO Adjustment	1,038	624	2,058	754
Gross Profit, excluding the impact of tariff refunds and LIFO	$124,435	$117,888	$359,907	$339,203
Gross Profit Margin, excluding the impact of tariff refunds and LIFO	61.3%	60.6%	61.3%	60.9%

Consolidated Adjusted Net Income / Adjusted Diluted EPS

	Three Months Ended September 30,	Nine Months Ended September 30,
(in thousands, except per share data)	2026	2026
Net income	$6,336	$15,903
IEEPA Tariff Refund Adjustment	(3,188)	(4,684)
Interest income on tariff refunds	—	(67)
Related income tax effects	877	1,307
Adjusted net income	$4,025	$12,459
Adjusted diluted EPS	$0.25	$0.76

Comparable Store Sales
Comparable-store or “comp-store” sales is a measure which indicates the performance of our existing stores and website by comparing the sales growth for stores and online for a particular month over the corresponding month in the prior year. Stores are considered non-comparable if they were not open during the corresponding month or if the selling square footage has been changed significantly.

Cost of Goods Sold and SG&A Expense
We include substantially all our occupancy and home delivery costs in SG&A expense as well as a portion of our warehousing expenses.  Accordingly, our gross profit may not be comparable to those entities that include these costs in cost of goods sold.

We classify our SG&A expenses as either variable or fixed and discretionary.  Our variable expenses are comprised of selling and delivery costs.  Selling expenses are primarily compensation and related benefits for our commission-based sales associates, the discount we pay for third party financing of customer sales and transaction fees for credit card usage.  We do not outsource delivery, so these costs include personnel, fuel, and other expenses related to this function.  Fixed and discretionary expenses are comprised of rent, depreciation and amortization and other occupancy costs for stores, warehouses and offices, and all advertising and administrative costs.

NEWS RELEASE – November 4, 2026        Page 9
Conference Call Information
The company invites interested parties to listen to the live webcast of the conference call on November 4, 2026 at 10:00 a.m. ET at its website, ir.havertys.com. If you cannot listen live, a replay will be available on the day of the conference call at the website at approximately 1:00 p.m. ET.

About Havertys Furniture
Haverty Furniture Companies, Inc. (NYSE: HVT and HVT.A), established in 1885, is a full-service home furnishings retailer with 130 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle to upper-middle price ranges. Additional information is available on the Company’s website www.havertys.com.

Safe Harbor
This press release contains, and the conference call may contain forward-looking statements subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which are beyond our control.

All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations for retail and operating margins, selling square footage and capital expenditures for 2026, our liquidity position to continue to fund our growth plans, and our efforts and initiatives to execute our strategic plan.

We caution that our forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information you are cautioned not to place undue reliance on our forward-looking statements, and they should not be relied upon as a prediction of actual results.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include but are not limited to:

•competition from national, regional and local retailers of home furnishings;
•our ability to anticipate changes in consumer preferences;
•our ability to maintain and enhance our brand;
•our ability to successfully implement our growth and other strategies;
•our ability to locate our stores in suitable locations to attract customers;
•importing a substantial portion of our merchandise from foreign sources (including the impact of tariffs);
•our dependence on third-party producers to meet our requirements;
•significant fluctuations and volatility in the cost of raw materials and components;
•risks in our supply chain, including price, availability and quality of raw materials and components utilized in the products we sell and our ability to forecast our supply chain needs;
•a failure by our vendors to meet our quality control standards or comply with changes to the legislative or regulatory framework regarding product safety;
•our reliance on third-party transportation vendors for product shipments from our suppliers;
•damage to one of our distribution centers;
•our reliance on information technology and any disruptions in our IT systems;

NEWS RELEASE – November 4, 2026        Page 10
•the vulnerability of our information technology infrastructure to cyber-attacks, breaches and other disruptions;
•the effects of labor disruptions or labor shortages; and our ability to attract and retain key employees;
•the rise of oil and gasoline prices;
•increased transportation costs;
•changes in economic conditions such as consumer disposable income, fuel prices, inflation rates, recession and fears of recession, unemployment rates, interest rates, tax rates, consumer confidence, and changing government policies, laws and regulations;
•certain risks may not be fully covered by insurance;
•failure to protect our intellectual property;
•our ability to comply with all applicable laws and regulations;
•pending or unforeseen litigation;
•natural disasters, public health events, geopolitical instability or other disruptive events; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission filings.

Forward-looking statements describe our expectations only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K, and other reports filed with the SEC.

Contact:
Havertys Furniture 404-443-2900
Tiffany Hinkle,
AVP, Financial Reporting
investor.relations@havertys.com

SOURCE:  Haverty Furniture Companies, Inc.